Exhibit EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Fidelity Advisor Series I (on behalf of the following series: Fidelity Advisor Dividend Growth Fund; Fidelity Advisor Dynamic Capital Appreciation Fund; Fidelity Advisor Equity Growth Fund; Fidelity Advisor Equity Income Fund; Fidelity Advisor Equity Value Fund; Fidelity Advisor Fifty Fund; Fidelity Advisor Growth & Income Fund; Fidelity Advisor Growth Opportunities Fund; Fidelity Advisor Large Cap Fund; Fidelity Advisor Leveraged Company Stock Fund; Fidelity Advisor Mid Cap Fund; Fidelity Advisor Small Cap Fund; Fidelity Advisor Strategic Growth Fund and Fidelity Advisor Value Strategies Fund (the "Funds")), on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Funds does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Funds as of, and for, the periods presented in the Report.

Dated: January 29, 2008

/s/Kimberley Monasterio
Kimberley Monasterio
President and Treasurer

Dated: January 29, 2008

/s/Joseph B. Hollis
Joseph B. Hollis
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Funds and will be retained by the Funds and furnished to the Securities and Exchange Commission or its staff upon request.